EXHIBIT 16

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of R-B Rubber Products, Inc. dated August 23, 1999.

/s/ Morrison & Liebswager, P.C.
Morrison & Liebswager, P.C.
King City, Oregon
August 25, 1999